Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-134100) pertaining to the Integrated Electrical Services, Inc. 2006 Equity Incentive Plan of our report dated December 19, 2011 (except Note 18, as to which the date is March 30, 2012), with respect to the consolidated financial statements of Integrated Electrical Services, Inc. included in this Amended Annual Report (Form 10-K/A) for the year ended September 30, 2011.

/s/ ERNST & YOUNG LLP

Houston, Texas

March 30, 2012

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